Exhibit 10.1

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment to Executive Employment Agreement (the “First Amendment”) is entered into as of May 4, 2017 by and among Issuer Direct Corporation, a Delaware corporation (the “Company”) and Brian R. Balbirnie (the “Executive”).

BACKGROUND

A.           The Company and the Executive are parties to that certain Executive Employment Agreement dated as of April 30, 2014 (the “Original Agreement”); and

B.           The Company and the Executive desire to amend the Original Agreement as set forth in this First Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Executive agree as follows:

1.           Incorporation of Recitals; Defined Terms. The recitals set forth above are hereby incorporated by reference into this First Amendment. Capitalized terms used, and not otherwise defined herein, shall have the meanings given to such terms in the Original Agreement.

2.           Amendments to Original Agreement.

(a)           Effective as of May 1, 2017, Section 4 of the Original Agreement is deleted and replaced in its entirety with the following:

“4.            Salary. For all services rendered and to be rendered hereunder, the Company agrees to pay to the Executive, and the Executive agrees to accept a salary of $200,000 per annum (“Base Salary”). Any such salary shall be payable in accordance with the Company’s normal payroll practice and shall be subject to such deductions or withholdings as the Company is required to make pursuant to law, or by further agreement with the Executive. The Base Salary shall be reviewed annually by the Board or the Compensation Committee of the Board during the first fiscal quarter for increase (but not decrease, except as permitted under Section 8(c)(ii) below) as part of its annual compensation review (which review shall include compensation under Sections 5 and 6 below), and any increased amount shall become the Base Salary under this Agreement.”

 (b)           Effective as of May 1, 2017, Section 5 of the Original Agreement is deleted and replaced in its entirety with the following:

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“5.            Incentive Compensation. During the Term, the Executive shall be eligible to receive annual bonus compensation in an amount equal to forty percent (40%) of the Base Salary upon the achievement of reasonable target objectives and performance goals both of the Company and the Executive as may be determined by the Board or the Compensation Committee of the Board in consultation with the Executive. Such target objectives and performance goals are to be established on or before the end of the first quarter of the fiscal year to which the bonus relates (the “Bonus Plan”) and the Executive must continue to be an employee of the Company on the bonus payment date determined under the Bonus Plan in order to receive any payment under the Bonus Plan; provided, however, such bonus payment date shall be no later than fifteen days after the filing of the Company’s Form 10-K with the Securities and Exchange Commission.”

3.           Miscellaneous. The Original Agreement and this First Amendment contain the entire understanding of the Company and Executive with respect to the subject matter hereof, and supersede all prior representations, agreements and understandings relating to the subject matter hereof. In the event of an inconsistency between the terms of the Original Agreement and this First Amendment with respect to the matters the subject matter hereof, this First Amendment will govern. Except as explicitly amended by this First Amendment, the Original Agreement shall remain in full force and effect and are not altered in any way.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Executive have caused this First Amendment to Executive Employment Agreement be executed and as of the date referenced above.

COMPANY:

ISSUER DIRECT CORPORATION

By:/s/ Andre Boisvert
Name: Andre Boisvert
Title: Board of Directors

EXECUTIVE:

By:/s/ Brian R. Balbirnie
     Brian R. Balbirnie

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